Exhibit 10.5

SHOCKWAVE MEDICAL, INC.

EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose of the Plan; Effective Date.

The purpose of this ShockWave Medical, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide Eligible Employees (as defined below) with an opportunity to acquire an equity interest in ShockWave Medical, Inc. (the “Company”) by purchasing shares of the Company’s common stock, par value $0.001 per share (the “Stock”). This Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) the Plan shall be interpreted in a manner that is consistent with that intent.

This Plan is effective on the the effective date of the registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission for its initial offering of Stock to the public (the “Effective Date”), and, and, unless terminated earlier pursuant to Section 10, shall have a term of ten (10) years.

Section 2. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by the committee of the Board designated by the Board to administer the Plan (such committee, and the Board to the extent that the Board retains or exercises administrative authority over the Plan, the “Committee”). Unless otherwise determined by the Board, the Compensation Committee of the Board shall be the “Committee” hereunder. To the extent permitted by law, the Committee may delegate responsibilities for day-to-day administration of the Plan to one or more officers of the Company.

(b) Responsibilities. The Committee shall have the authority to construe and interpret the Plan, prescribe, amend and rescind rules relating to the Plan’s administration and take any other actions necessary or desirable for the administration of the Plan including, without limitation:

(i) determining the Participating Companies hereunder from time to time; and

(ii) adopting sub-plans applicable to particular Participating Subsidiaries or locations, with such provisions as the Committee may deem appropriate to conform with local laws, which sub-plans may be designed to be outside the scope of Section 423 of the Code. All such sub-plans shall be subject to the limitations on the amount of Stock that may be issued under the Plan and, except to the extent otherwise provided in such sub-plans, shall be subject to all of the provisions set forth herein but shall be considered separate offerings under the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in the Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering the Plan shall be borne by the Company.

(c) Definitions. For purposes of the Plan, “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as participating in the Plan; and “Subsidiary” means a “subsidiary corporation” of the Company as defined in Section 424(f) of the Code.

Section 3. Enrollment and Participation.

(a) Offering Periods. An “Offering Period” means a period with respect to which rights to purchase Stock may be granted under the Plan, as determined pursuant to this Section 3(a). Unless and until otherwise determined by the Committee, each Offering Period shall be a period of six (6) months commencing on each September 1 and March 1 in each calendar year. The Committee may change the duration and timing of Offering Periods if such change is announced prior to the scheduled beginning of the first Offering Period to be affected; provided, however that no Offering Period may be longer than 27 months. Further, an Offering Period may be foreshortened in connection with a Corporate Transaction as set forth in Section 9(c) below. An “Offering Date” means the first day of each Offering Period. A “Purchase Date” means the last trading day of each Offering Period.

(b) Contribution Periods. A “Contribution Period” means a period, with respect to each Offering Period, during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to this Section 3(b). Unless and until otherwise determined by the Committee, each Contribution Period shall be a period of six(6) months commencing on each September 1 and March 1 in each calendar year. The Committee may change the duration and timing of Contribution Periods if such change is announced prior to the scheduled beginning of the first Contribution Period to be affected; provided that no Contribution Period may be longer than 27 months. Further, a Contribution Period may be foreshortened in connection with a Corporate Transaction, as set forth in Section 9(c) below.

(c) Eligibility and Enrollment.

(i) An “Eligible Employee” means any employee of a Participating Company; provided that the Committee may, in its discretion, from time to time (i) determine that Eligible Employees who customarily work twenty (20) hours or less per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Committee in its discretion) shall not be included in the Plan or an Offering Period and (ii) exclude employees that fall into an excludable category as described in Section 423 of the Code and the regulations thereunder. The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering Period to violate Section 423 of the Code.

(ii) Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to enroll as a participant in the Plan for such Offering Period by, prior to the commencement of such Offering Period, following the procedures specified by the Company in the manner and by the deadline specified by the Company from time to time. An Eligible Employee who has so elected to enroll in the Plan is referred to herein as a “Participant”. The Company shall establish an account on its books for each such Participant (a “Plan Account”).

(iii) Notwithstanding the foregoing, any individual who is an Eligible Employee immediately prior to the first Offering Period will be automatically enrolled in the first Offering Period. Any such Eligible Employee will be entitled to continue to participate in the first Offering Period only if such individual submits a subscription form in the form prescribed by the Company (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Stock under this Plan and (ii) no later than ten (10) business days following the effective date of such S-8 registration statement or such other period of time as the Committee may determine (the “Initial Enrollment Period”). An Eligible Employee’s failure to submit the subscription form during the Initial Enrollment Period will result in the automatic withdrawal of such individual’s participation in the Plan for the first Offering Period.

(d) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 5(a).

Section 4. Participant Contributions.

(a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan; provided that for the first Offering Period, payroll deductions will commence on the first payday on or following the end of the Initial Enrollment Period.

(b) Amount of Payroll Deductions. As part of the enrollment procedures described in Section 3(c) above, an Eligible Employee shall designate the portion of his or her Compensation (as defined below) that he or she elects to have withheld on each payday during the applicable Contribution Period for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%. For purposes of this Plan, “Compensation” means all base salary or wage earnings, before deduction for any deferral contributions made by the Eligible Employee to any tax-qualified or nonqualified deferred compensation plan, and exclusive of commissions, payments for incentive compensation, bonuses, overtime, shift premium and other similar compensation unless otherwise determined by the Committee on a uniform and nondiscriminatory basis; provided that the Committee shall have the discretion to determine the application of this definition to Participants outside the United States.

(c) Changing Withholding Rate. Unless otherwise specified by the Company prior to any Contribution Period: (i) if a Participant wishes to increase or decrease the rate of payroll withholding to be effective for the next Contribution Period, he or she may do so, subject to the limits set forth in clause (b) above, by following the procedures specified by the Company in the manner and by the deadline specified by the Company from time to time; and (ii) if a Participant wishes to decrease the rate of payroll withholding to be effective during an ongoing Contribution Period, he or she may do so one (1) time during a Contribution Period by following the procedures specified by the Company in the manner and by the deadline specified by the Company from time to time; provided that such decreased withholding rate shall be subject to the limits set forth in clause (b) above unless otherwise determined by the Company.

Section 5. Withdrawal from the Plan.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by following the procedures specified by the Company in the manner and by the deadline specified by the Company from time to time. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of the next Offering Period.

Section 6. Change in Employment Status.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). A transfer of employment from one Participating Company to another Participating Company shall not be treated as a termination of employment.

(b) Leave of Absence. For purposes of the Plan, and to the extent consistent with Section 423 of the Code, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence approved by the Participating Company so long as the leave does not exceed three months or, if longer than three months, the individual’s right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if, before the Participant’s death, it was filed with the Company in accordance with the Company’s procedures.

Section 7. Plan Accounts and Purchase of Shares.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. The Company shall maintain records of all Plan Accounts, but shall have no obligation to pay interest on amounts credited thereunder or to hold such amounts in a trust or in any segregated account. Further, all such deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose to the extent permitted by applicable law.

(b) Purchase Price. The “Purchase Price” means the price at which Participants may purchase a share of Stock under the Plan, which unless otherwise determined by the Committee, shall be the lower of:

(i) 85% of the Fair Market Value of a share of Stock on the Purchase Date; and

(ii) 85% of the Fair Market Value of a share of Stock on the Offering Date;

provided that the “Fair Market Value” as of any date shall be equal to the closing price of the Stock on any established stock exchange or a national market system as of such date, or, if no sales were reported on such date, the closing price on the last date on which sales were reported that precedes such date) or, in the absence of an established market for the Stock, as determined by the Committee in good faith on such basis as it deems appropriate (which determination shall be conclusive and binding on all persons); provided further that for purposes of the Offering Date for the first Offering Period, the “Fair Market Value” will be the initial price to the public as set forth in the final prospectus included within the Registration Statement.

(c) Purchase of Shares. As of each Purchase Date, each Participant’s option to purchase Stock for the Offering Period shall be exercised automatically, unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). Subject to the limits set forth in Section 8 below, the Participant’s accumulated deductions from Compensation will be used to purchase the maximum number of shares of Stock that can be purchased with the amounts in the Participant’s notional Plan Account. Unless otherwise determined by the Committee with respect to all Participants, the number of shares of Stock that can be purchased by each Participant as calculated under this Section 7(c) shall be rounded down to the nearest whole number.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 9(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the maximum number of shares remaining available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Delivery of Shares. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Committee. Alternatively, the Committee may provide for a Plan share account for each Participant to be established by the Company or by an outside entity selected by the Company which is not a brokerage firm. As soon as reasonably practicable after each Purchase Date, the Company shall arrange for the delivery to each Participant of the shares purchased hereunder to the Participant’s brokerage or Plan share account in a form determined by the Company. Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares issued in connection with any purchase under the Plan, and instead such shares shall be recorded in the books of the brokerage firm selected by the Company or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.

(f) Unused Cash Balances. Following the end of any Contribution Period, any amount remaining in each Participant’s Plan Account shall, at the discretion of the Committee, either be refunded to the Participant in cash, without interest, or be retained in the Participant’s Plan Account for the next Contribution Period, but only to the extent representing the unused Purchase Price for fractional shares.

(g) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

Section 8. Limitations on Stock Purchases Under the Plan.

(a) Share Limit. With respect to any Offering Period, no Participant shall purchase more than 1,250 shares of Stock (or such other number of shares of Stock as may be determined by the Committee prior to the start of any Contribution Period).

(b) Dollar Limit. No Participant shall be granted a purchase right under the Plan which permits his or her rights to purchase stock under all employee stock purchase plans under Section 423 of the Code of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the purchase right is granted) for each calendar year in which such purchase right is outstanding at any time, as determined under Section 423 of the Code and the applicable rules and regulations thereunder. If a Participant is precluded by this subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Contribution Period ending in the next calendar year (if he or she then is an Eligible Employee).

(c) Limit on Five Percent Holders. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own, and/or hold outstanding purchase rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, determined pursuant to Section 423 of the Code.

Section 9. Stock Offered under the Plan.

(a) Authorized Shares. The aggregate number of shares of Stock available for purchase under the Plan as of the Effective Date shall be 300,650, subject to adjustment pursuant to Section 9(b). The number of Shares available for issuance under the Plan will be increased on the first day of each fiscal year of the Company beginning with the 2020 fiscal year and ending with the 2028 fiscal year, in an amount equal to the least of (i) 1% of the outstanding Shares on the last business day of the immediately preceding fiscal year or (ii) such number of Shares determined by the Board.

(b) Antidilution Adjustments. In the event of any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, or other change in the Company’s structure affecting the Stock, then, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, in such manner as it deems equitable, adjust the aggregate number of shares of Stock offered under the Plan, the share limitation described in Section 8(a) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee.

(c) Corporate Transaction. In the event of a Corporate Transaction (as defined below), each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute the option, the Offering Period with respect to which the option relates will be shortened by setting a new Purchase Date on which the Offering Period will end. The new Purchase Date will occur before the date of the Corporate Transaction. Prior to the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering Period in accordance with Section 5(a). A “Corporate Transaction” means a merger, consolidation, acquisition of property or stock, separation, reorganization or other corporate event described in Section 424 of the Code.

(d) Dissolution or Liquidation. Unless otherwise determined by the Committee, in the event of a proposed dissolution or liquidation of the Company, any Offering Period and Contribution Period then in progress will be shortened by setting a new Purchase Date and the Offering Period and Contribution Period will end immediately prior to the proposed dissolution or liquidation. The new Purchase Date will be before the date of the Company’s proposed dissolution or liquidation. Before the new Purchase Date, the Committee will provide each Participant with written notice, which may be electronic, of the new Purchase Date and that the Participant’s option will be exercised automatically on such date, unless before such time, the Participant has withdrawn from the Offering in accordance with Section 5(a).

Section 10. Amendment or Discontinuance.

(a) The Board or the Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time and for any reason, with or without notice. If the Plan is terminated, the Committee may elect to terminate all outstanding Offering Periods and Collection Periods, either immediately or once shares of Stock have been purchased on the next Purchase Date (which may, in the discretion of the Committee, be accelerated) or permit outstanding Offering Periods and Collection Periods to expire in accordance with their terms (and subject to any adjustment in accordance with Section 9(b)). If any Offering Period is terminated before its scheduled expiration, all amounts that have not been used to purchase shares of Common Stock will be returned to Participants (without interest, except as otherwise required by law) as soon as administratively practicable.

(b) Except as provided in Section 9(b), any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company, and no amendment shall be made which shall allow a Purchase Price for offerings under the Plan to be less than the lower of (i) 85% of the Fair Market Value on the Offering Date or (ii) 85% of the Fair Market Value on the Purchase Date.

Section 11. General Provisions.

(a) Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, all Eligible Employees who are granted options under the Plan shall have the same rights and privileges.

(b) Rights Not Transferrable. The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If any Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

(c) No Rights as an Employee. Nothing in the Plan or in any right granted under the Plan shall confer upon any Eligible Employee or any Participant any right to continue in the employ of a Participating Company for any period of time or interfere with or otherwise restrict in any way any rights of the Participating Companies or of the Participant to terminate his or her employment at any time and for any reason, with or without cause.

(d) Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the applicable Purchase Date and issued to the Participant.

(e) Compliance with Law. Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

(f) Applicable Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.

(g) Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

(h) Withholding. To the extent required by applicable Federal, state or local law, a Participant must make arrangements satisfactory to the Company for the payment of any withholding or similar tax obligations that arise in connection with the Plan.

(i) Severability. If any provision of the Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed as if such invalid or unenforceable provision were omitted.

(j) Headings. The headings of sections herein are included solely for convenience and shall not affect the meaning of any of the provisions of the Plan.